First American Funds, Inc.
              Form N-SAR for Annual Period Ended September 30, 2003

Sub-Item 77C.  Submission of matters to a vote of security holders.

     A special meeting of shareholders was held on July 21, 2003, at which the following matters were voted upon and approved by shareholders, with the following voting results:

     1. Approval of a new Rule 12b-1 Distribution Plan for the Class S shares of the Government Obligations Fund:

                  For:               35,635,428
                  Against:            5,261,741
                  Abstain:                    0


     2. Approval of a new Rule 12b-1 Distribution Plan for the Class S shares of the Prime Obligations Fund:

                  For:               29,716,954
                  Against:              135,474
                  Abstain:              779,947


     3. Approval of a new Rule 12b-1 Distribution Plan for the Class S shares of the Tax Free Obligations Fund:

                  For:              123,219,764
                  Against:            3,288,496
                  Abstain:                    0


     4. Approval of a new Rule 12b-1 Distribution Plan for the Class S shares of the Treasury Obligations Fund:

                  For:              953,572,215
                  Against:           15,451,409
                  Abstain:           10,821,401